CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in the Statement of Additional Information constituting part of the registration statement on Form N-14 (the “Registration Statement”) of report dated February 24, 2010 relating to the financial statements and financial highlights of Strategic Bond Trust and Strategic Income Opportunities Trust (formerly, “Strategic Income Trust”) appearing in the December 31, 2009 Annual Report to Shareholders of John Hancock Trust. We also consent to the references to us under the headings “Financial Statements” and “Financial Highlights of the Funds” in the Prospectus/Proxy statement and “Information Incorporated by Reference” in the Statement of Additional Information, which constitutes part of this Registration Statement.
We hereby also consent to the incorporation by reference in the May 3, 2010 Statement of Additional Information of John Hancock Trust of our report dated February 24, 2010 relating to the financial statements and financial highlights which appear in the December 31, 2009 Annual Report to Shareholders of John Hancock Trust, which is also incorporated by reference in the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the May 3, 2010 Prospectus and Statement of Additional Information of John Hancock Trust.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
July 7, 2010